Exhibit 99.1

CITY GEAR, LLC
__________

Financial Statements
Fiscal Year Ended February 4, 2018

CITY GEAR, LLC

Independent Auditor’s Report

To the Members
City Gear, LLC
Memphis, Tennessee

We have audited the accompanying financial statements of City Gear, LLC, (the “Company”), which comprise the balance sheet as of February 4, 2018 and the related statements of income, members’ equity, and cash flows for the fiscal year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Change in Accounting Method

As discussed in note 2, the Company changed its method of accounting for the classification of preferred membership interests.  The financial statements have been restated to reflect the change in accounting method as well as correct an error in the classification of interest expense.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of City Gear, LLC as of February 4, 2018 and the results of its operations and its cash flows for the fiscal year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C.
Memphis, Tennessee
June 4, 2018, except for notes 2 and 8,
as to which the date is January 11, 2019

CITY GEAR, LLC
Balance Sheet
February 4, 2018
(In Thousands)

Assets
Current assets
Cash	$4,433
Accounts receivable	1,490
Inventories, net	52,936
Prepaid expenses	1,852
Total current assets	60,711

Property and equipment, net	10,274

Other assets
Prepaid expenses, long-term	516
Goodwill	31,080
Deposits	625
Other assets	349
Total other assets	32,570

$103,555

Liabilities and Members' Equity
Current liabilities
Line of credit	$17,262
Current maturities of long-term debt	3,370
Accounts payable	27,063
Current maturities of capital leases	68
Accrued expenses	777
Accrued compensation	1,041
Sales tax payable	998
Total current liabilities	50,579

Long-term liabilities
Capital leases, less current portion	77
Long-term debt, net	33,245
Total long-term liabilities	33,322

Total liabilities	83,901

Redeemable preferred members' interests	16,270

Members' equity	3,384

$103,555

The accompanying notes are an integral
part of these financial statements.

CITY GEAR, LLC
Statement of Income
Fiscal Year Ended February 4, 2018
(In Thousands)

Net sales	$190,483

Cost of goods sold	120,617

Gross profit	69,866

Operating expenses less depreciation and amortization	55,312

Operating income before depreciation and amortization	14,554

Depreciation and amortization	5,198

Operating income	9,356

Other expenses
Interest expense	5,599
Loss on disposal of property and equipment	566
Other expenses	140

Total other expenses	6,305

Net income	$3,051

The accompanying notes are an integral
part of these financial statements.

CITY GEAR, LLC
Statement of Members’ Equity
Fiscal Year Ended February 4, 2018
(In Thousands)

Members' equity as of January 29, 2017	$2,066

Distributions to members	(371)

Net income attributable to members' equity	1,689

Members' equity as of February 4, 2018	$3,384

The accompanying notes are an integral
part of these financial statements.

CITY GEAR, LLC
Statement of Cash Flows
Fiscal Ended Year February 4, 2018
(In Thousands)

Cash flows from operating activities:
Net income	$3,051
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and amortization	5,198
Amortization of debt issuance cost	140
Loss on the disposal of property and equipment	566
Original issue discount amortization	103
Changes in operating assets and liabilities
Accounts receivable	(20)
Inventories	(1,361)
Deposits	(484)
Prepaid expenses	(420)
Other assets	19
Accounts payable	3,135
Accrued expenses	(125)
Accrued compensation	(82)
Sales tax payable	235
Net cash provided by operating activities	9,955

Cash flows from investing activities:
Purchases of property and equipment	(3,997)
Proceeds from the sale of property and equipment	13
Net cash used in investing activities	(3,984)

Cash flows from financing activities:
Net borrowings on line of credit	2,682
Payments on long-term debt	(3,370)
Principal payments on capital leases	(61)
Distributions to preferred member interests	(1,362)
Distributions to members	(371)
Net cash used in financing activities	(2,482)

Net increase in cash	3,489
Cash at beginning of year	944
Cash at end of year	$4,433

Supplemental cash flow information:
Interest paid	$5,220

The accompanying notes are an integral
part of these financial statements.

CITY GEAR, LLC
Notes to Financial Statements
February 4, 2018
(In Thousands)

Note 1 – Organization and nature of operations

City Gear, LLC (the “Company”), began operations on October 6, 2006.  The Company, headquartered in Memphis, Tennessee, is a retailer of moderately priced urban family apparel throughout the United States.  The Company currently has 133 locations.

The Company maintains its financial records on a 52-53 week fiscal year ending on the Sunday closest to the last day of January.  The year ended February 4, 2018 (fiscal year 2018) was a 53 week year.

Note 2 – Summary of significant accounting policies

Trade accounts receivable

The Company’s trade accounts receivable consists primarily of amounts due from customers’ credit card transactions occurring at the end of the fiscal year.  The receivables are stated at the amount management expects to collect from these outstanding balances.  Based on the nature of accounts receivable, the company did not record an allowance for doubtful accounts as of February 4, 2018 as management believes all accounts are fully collectible.

Inventories

Inventories are stated at lower of cost or net realizable value.  Cost is determined using the weighted average method.  Maintenance and office supplies are not inventory.  Certain costs associated with procurement, distribution, and related overhead are capitalized.  These capitalized costs totaled $4,742 as of February 4, 2018.

Reserves are maintained for inventory that may be sold below cost.  In determining this reserve, management estimates the future selling price and its planned promotional activities, and provides a reserve for all items expected to be sold below cost.  The Company recorded a reserve of $254 as of February 4, 2018 to state these items at their estimated net realizable value.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization.  Depreciation is computed by using the straight-line method over the estimated useful lives of the assets, which are up to 10 years for furniture and signs and up to 5 years for equipment, software, automobiles, and other assets.  Leasehold improvements are amortized by the straight-line method over the lesser of the useful lives of the improvements or the related lease terms.  Maintenance and repair costs are charged directly to expense as incurred.  Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.  Depreciation and amortization of property and equipment totaled $5,198 for 2018.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 2 - Summary of significant accounting policies (continued)

Long-lived assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of long-lived assets is assessed based upon a comparison of the undiscounted cash flows estimated to be generated by those assets to the carrying value of such assets.  If an impairment is indicated, the assets are written down to estimated fair value.  Determining the fair value of long-lived assets includes significant estimates by management, and different estimates could yield different results.  There were no such impairments recognized for the fiscal year ended February 4, 2018.

Debt issuance costs

The Company has incurred debt issuance costs in connection with its long-term debt.  These costs are capitalized and amortized to interest expense using the effective interest method, which approximates the straight-line basis, over the terms of the related debt.  Amortization of debt issuance cost was $140 for the fiscal year ended February 4, 2018.  Unamortized debt issuance costs are presented net of the related long-term debt in the accompanying balance sheet.

Goodwill

Goodwill represents the excess of cost over fair value of tangible net assets acquired in a business combination.  Goodwill is required to be tested for impairment on an annual basis, or sooner, if deemed necessary, and written down when impaired.  Management evaluates goodwill for potential impairment based on estimated future results of operations and cash flows.  The Company operates as a single operating segment and as a single reporting unit.  The Company performs a goodwill impairment test at each fiscal year end.  As of February 4, 2018, management has assessed goodwill for impairment and concluded there was no impairment during the fiscal year ended 2018.  There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

Revenue recognition

The Company recognizes retail store sales revenue net of sales taxes and estimated sales returns at the time it sells merchandise to the customer.  The revenue recognition process generally does not require significant judgment or estimates.  The Company recognizes e-commerce revenue when goods are shipped to customers.

Shipping and handling costs

Shipping and handling costs are included in the cost of sales.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 2 - Summary of significant accounting policies (continued)

Advertising costs

Advertising costs are expensed as incurred and totaled $1,789 for the year ended February 4, 2018.

Income taxes

As a limited liability company, the Company is treated as a partnership for federal income tax purposes.  Accordingly, the Members of the Company are required to report on their respective federal income tax returns their distributive shares of the Company’s income, gains, losses, and deductions.  The Company is generally no longer subject to examinations by tax authorities for years prior to the fiscal year 2015.

Limited liability companies that conduct business in certain states are subject to franchise and excise taxes.  The Company also files income tax returns in various other state jurisdictions.  State franchise and excise taxes are included within operating expenses in the accompanying statement of income.

ASC 740, Income Taxes, provides guidance for financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in the financial statements.  Management is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant authority.  Management does not believe that there are any uncertain income tax positions that require recognition as of February 4, 2018.

Store opening costs

New and relocated store opening costs are charged directly to expense when incurred.

Events occurring after reporting date

Management has evaluated events and transactions that have occurred between February 4, 2018 and June 4, 2018, which is the date that the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 2 - Summary of significant accounting policies (continued)

Use of estimates

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of assets and liabilities, and the reported revenue and expenses.  The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances.  Accordingly, actual results could differ from those estimates.  It is at least reasonably possible that significant estimates used by management will change within the next year.

Change in accounting policy

On June 4, 2018, management released financial statements as of and for the year ended February 4, 2018 in which the preferred membership interests were classified as a component of permanent equity.  The Company has elected to change its method of accounting for the preferred membership interest in accordance with the guidance in the Accounting Standards Codification (ASC) 480-10-S99, which requires that the redeemable preferred membership interest be classified outside of permanent equity and all cumulative unpaid dividends, whether declared or undeclared, be classified as a component of preferred membership interests.  As a result of this change in accounting policy, the Company has restated its financial statements as of and for the fiscal year ended February 4, 2018 to conform with accounting principles of ASC 480-10-S99, including the classification of the preferred membership interests and all cumulative unpaid dividends, outside of permanent equity.  Additional disclosures have also been presented in note 8 related to the terms of the redeemable preferred membership interests.  The financial statements have also been restated to correct an error in the classification of interest expense.

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers, and is intended to improve and converge the financial reporting requirements for revenue from contracts with customers.  The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective.  The standard permits the use of either the retrospective or cumulative effect transition method.  In August 2015, the FASB issued ASU 2015-14, an update of ASC 606, Revenue from Contracts with Customers.  The amendments in this update defer the effective date of ASU 2014-09 for all entities by one year.  Nonpublic entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019 with early adoption permitted.  The Company is evaluating the effect that Topic 606 will have on its financial statements and related disclosures.  The Company has not yet selected a transition method, nor has it determined the effect of the standard on its ongoing financial reporting.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 2 - Summary of significant accounting policies (continued)

In February 2016, the FASB issued ASU 2016-02, and update to ASC 842, Leases.  This update increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements.  For nonpublic entities, the amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020 with early adoption permitted.  The Company is currently evaluating the impact of the adoption of ASC 842.

Note 3 – Goodwill

The Company acquired the operations of three companies in 2006, 2012 and 2013.  The acquisitions were accounted for using the acquisition method of accounting.  Goodwill totaling $34,369 was recognized as a result of these transactions.  Cumulative impairments to goodwill recorded in prior fiscal years totals $3,289.

Note 4 – Property and equipment

Property and equipment as of February 4, 2018 consists of the following:

Leasehold improvements	$10,901
Office furniture and equipment	4,728
Signs	1,652
Computer and equipment	4,366
Software	4,635
Automobiles	442
Construction	979
27,703
Less accumulated depreciation and amortization	17,429

Net property and equipment	$10,274

Note 5 – Line of credit

The Company has a line of credit with a local financial institution with an aggregate limit of the lesser of $20,000 or fifty percent of eligible inventory as defined by the line of credit agreement.  The line of credit has a variable interest rate of LIBOR plus 3%.  Interest was 5.83% as of February 4, 2018.  The credit agreement is secured by inventory and expires April 20, 2019.  Borrowings outstanding under this credit agreement totaled $17,262 as of February 4, 2018.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 6 – Long-term debt

Long-term debt as of February 4, 2018 consists of the following:

Notes payable to financial institutions	$6,035
Subordinated and other notes payable	31,000
Total long-term debt	37,035

Less current maturities	3,370
Less unamortized debt issuance costs	48
Less unamortized original issue discount	372

Net long-term debt	$33,245

The Company has a note payable with a bank that bears interest at variable rates as set forth by the terms of the respective debt agreement and matures in April 2019.  Interest was 5.83% as of February 4, 2018.  Accrued interest is payable in monthly installments, in arrears.  The notes are collateralized by security membership interests.

The Company has subordinated debt and other notes payable to other lenders as of February 4, 2018.  The notes bear interest at fixed rates of 13% as set forth in the terms of the respective note agreements and mature in October 2019.  Accrued interest is payable in monthly installments, in arrears.  The notes are collateralized by security membership interests.

On June 28, 2012, the Company financed the purchase price and expense associated with a business acquisition with proceeds from senior debt, mezzanine debt and proceeds from the issuance of preferred membership interests.  Warrants were also issued to preferred members, which expire on June 28, 2022.

A majority of the Company’s debt agreements have restrictive covenants which require, among other things, the maintenance of certain financial ratios.  Certain of those agreements also limit the Company’s capital expenditures, incurrence of new debt, and payment of distributions.

Principal maturities of long-term debt as of February 4, 2018 are as follows:

Fiscal Year
2019	$3,370
2020	33,665
Less debt issuance costs	420
$36,615

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 7 – Warrants

In consideration of the Subordinated Debt Agreement described in note 6, entered into on June 28, 2012, the Company also issued to the subordinated debt holders and preferred members’ warrants to purchase up to 51.66% of all of the Company’s common membership interest at a purchase price of $0.01 per unit of ownership interest.  The warrants will expire on June 28, 2022.  The warrants had an estimated fair value of $904 on grant date.  This amount was recorded as an original issue discount to the related long-term debt and a contribution to equity.  The debt discount is being amortized over the term of the debt.  For the year ended February 4, 2018, amortization of the debt discount was $103 and is included in interest expense.

Note 8 – Redeemable Preferred Membership Interests

The Company issued Preferred Membership Interests (Preferred Members) in connection with the acquisition of the equity interests in City Gear, LLC.  The Preferred Members are not entitled to any percentage interests in the profits or losses of the Company, and do not have any governance rights.  Preferred membership interests are entitled to a 9% annual, cumulative preferred return on the outstanding unrecovered preferred capital contribution, compounded on a monthly basis.  Dividends are recorded when declared.

The preferred membership interests were redeemable by the Preferred Members for a period of 90 days following the 5th anniversary of the Company’s operating agreement.  This redemption option expired in September 2017.  The preferred membership interests are also redeemable upon the occurrence of a triggering event, as defined, including a change of control, or a change in the ownership of ownership of the Company.  Upon redemption, or liquidation, the Preferred Members are entitled to all outstanding unrecovered preferred capital contributions and accrued, but unpaid, preferred returns.  The Preferred Members have preference in distributions and liquidation to the membership interest in the Company.  The liquidation preference as of February 4, 2018 is equal to the carrying value of the Preferred Membership Interests.

Note 9 – Commitments and contingencies

The Company is party to various legal proceeding in the ordinary course of business.  Management does not believe it is likely that these proceedings when ultimately concluded will have a material adverse effect on the Company’s financial position or results of operations.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 9 – Lease commitments (continued)

The Company has acquired certain property and equipment under capital lease obligations as of February 4, 2018.  The leases bear interest rates ranging from 5.00% to 13.49% and mature from February 2020 to June 2020.

Property and equipment under capital lease obligations included in property and equipment as of February 4, 2018 are as follows:

Equipment	$309
Less accumulated depreciation	164

$145

Future minimum lease commitments required under all capital lease obligation as of February 4, 2018 are as follows:

Fiscal Year
2019	$68
2020	94
2021	1
Total minimum lease payments	163
Less: amount representing interest	18

Present value of minimum lease payments	$145

Operating leases

The Company leases retail store space under operating leases, the majority of which expire at various times in the next 10 years.  The Company can, at its option, renew most of these leases at rents that are fixed based at their then current fair rental value.  Payments under store leases consist of a fixed minimum rent, additional rent based on a percent of sales in excess of stipulated amounts (percentage rent) and real estate taxes, insurance, and common area maintenance costs.  The Company also leases certain data processing and store systems equipment.  Rent expense totaled $11,309 for the fiscal year ended February 4, 2018.

CITY GEAR, LLC
Notes to Financial Statements (Continued)
February 4, 2018
(In Thousands)

Note 9 – Commitments and contingencies (continued)

The future minimum rental payments under operating leases having initial or remaining non-cancelable lease terms in excess of one fiscal year are as follows:

Fiscal Year
2019	$11,412
2020	10,499
2021	9,227
2022	7,663
2023	5,557
Thereafter	7,738

$52,096

Note 10 – Related party transactions

The Company’s president owns a majority of the logistics company that provides logistic and warehousing services.  A company owned in part by the secretary/treasurer provides advertising services.  The Company’s president and secretary/treasurer own an interest in an entity providing inventory.  The Company’s president, secretary/treasurer and a member of the Board own the Company’s building and lease the office space to the Company.  Transactions with related parties the fiscal year ended February 4, 2018 were as follows:

Logistic services	$7,300
Merchandise supplier (Inventory purchased)	4,953
Advertising services	1,335
Office leasing	265

$13,853

Note 11 – Concentrations of risk

The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions which at times may exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation.  The Company has not experienced any losses in such accounts and management believes the Company is not exposed to significant credit risk to cash.

Purchases from one vendor represented approximately 60% of total inventory purchases for the fiscal year ended February 4, 2018.  The same vendor accounted for approximately 62% of inventory as of February 4, 2018.

End of Exhibit 99.1